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                                                                    EXHIBIT 99.1

                            SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The following certification accompanies the issuer's Annual Report on Form 10-K and is furnished, not filed, as provided in SEC Release Nos. 33-8212, 34-47551 dated March 21, 2003:

I, Joseph B. Feil, Assistant Vice President of Wilmington Trust Company, trustee of the MetLife Policyholder Trust (the "Trust"), certify that (i) the Trust's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

A signed original of this written statement required by Section 906 has been provided to the MetLife Policyholder Trust and will be retained by the MetLife Policyholder Trust and furnished to the Securities and Exchange Commission or its staff upon request.


Date:    March 31, 2003



                                           By:      /s/ Joseph B. Feil
                                                    --------------------------
                                                    Joseph B. Feil
                                                    Assistant Vice President
                                                    Wilmington Trust Company


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